NELNET STUDENT LOAN TRUST 2006-2
                                 ISSUING ENTITY

NELNET STUDENT LOAN FUNDING, LLC          NATIONAL EDUCATION LOAN NETWORK, INC.
          DEPOSITOR                         MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR

                       SUPPLEMENT TO PROSPECTUS SUPPLEMENT
                               DATED MAY 16, 2006

        The following paragraphs are added following the last bullet point in the first paragraph appearing on page S-85 of the Prospectus Supplement:

               All documents subsequently filed by Deutsche Bank AG with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the securities described in this prospectus supplement are hereby incorporated by reference into this prospectus supplement.

               Deutsche Bank AG, as a foreign private issuer, files with the SEC Annual Reports on Form 20-F, and any such report so filed after the date hereof and prior to the termination of the offering of the securities described in this prospectus supplement would be incorporated by reference into this prospectus supplement pursuant to the previous paragraph. Additionally, it furnishes to, but does not file with, the SEC Reports on Form 6-K, which to the extent not filed, would not be so incorporated by reference except as otherwise set forth in the second preceding paragraph.


                  THE DATE OF THIS SUPPLEMENT IS MAY 17, 2006.